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Exhibit 10.16.3

AMENDMENT NO. 2
TO
AMENDMENT AND RESTATEMENT OF
ALLIANT TECHSYSTEMS INC.
INCOME SECURITY PLAN

        The Amendment and Restatement of Alliant Techsystems Inc. Income Security Plan (the "Plan") is hereby amended as follows, effective as of March 19, 2002:

  1.
  Exhibit A of the Plan is amended and restated in its entirety to read as follows:

"Exhibit A

LIST OF INCOME SECURITY PLAN PARTICIPANTS
AS OF MARCH 19, 2002

TIER ONE

All ATK elected officers

TIER TWO

All ATK appointed corporate Vice Presidents,
subsidiary Presidents and subsidiary Group Vice Presidents"

  2.
  All other terms of the Plan shall remain in full force and effect.

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AMENDMENT NO. 2 TO AMENDMENT AND RESTATEMENT OF ALLIANT TECHSYSTEMS INC. INCOME SECURITY PLAN